Exhibit (g)(2)

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

each of the following Investment Companies and Citibank, N.A.

Dated as of February 3, 2004

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001

Fund	Portfolio	Effective as of
Colchester Street Trust	Tax-Exempt Portfolio	7/1/01

Fidelity Advisor Series II	Fidelity Advisor Municipal Income Fund	7/1/01

Fidelity California Municipal Trust	Spartan California Municipal Income Fund	7/1/01

Fidelity California Municipal Trust II	Fidelity California Municipal Money Market Fund	7/1/01
	Spartan California Municipal Money Market Fund	7/1/01

Fidelity Court Street Trust	Spartan Connecticut Municipal Income Fund	7/1/01
	Spartan Florida Municipal Income Fund	7/1/01
	Spartan New Jersey Municipal Income Fund	7/1/01

Fidelity Court Street Trust II	Fidelity Connecticut Municipal Money Market Fund	7/1/01
	Fidelity New Jersey Municipal Money Market Fund	7/1/01
	Spartan Florida Municipal Money Market Fund	7/1/01
	Spartan New Jersey Municipal Money Market Fund	7/1/01

Fidelity Fixed-Income Trust	Fidelity Inflation-Protected Bond Fund	6/23/02

Fidelity Financial Trust	Fidelity Convertible Securities Fund	7/1/01
	Fidelity Strategic Dividend & Income Fund	12/21/03

Fidelity Devonshire Street Trust	Spartan Tax-Free Bond Fund	7/1/01
	Fidelity Structured Large Cap Growth Fund	10/22/01
	Fidelity Structured Large Cap Value Fund	10/22/01
	Fidelity Structured Mid Cap Growth Fund	10/22/01
	Fidelity Structured Mid Cap Value Fund	10/22/01

Fidelity Hastings Street Trust	Fidelity Fifty Fund	7/1/01

Fidelity Income Fund	Fidelity Ultra Short Bond Fund	8/25/02
	Fidelity Total Bond Fund	10/09/02

Fidelity Massachusetts Municipal Trust	Fidelity Massachusetts Municipal Money Market Fund	7/1/01
	Spartan Massachusetts Municipal Money Market Fund	7/1/01
	Spartan Massachusetts Municipal Income Fund	7/1/01

Fidelity Municipal Trust	Spartan Michigan Municipal Income Fund	7/1/01
	Spartan Minnesota Municipal Income Fund	7/1/01
	Spartan Municipal Income Fund	7/1/01
	Spartan Ohio Municipal Income Fund	7/1/01
	Spartan Pennsylvania Municipal Income Fund	7/1/01
	Spartan Short Intermediate Municipal Income Fund	7/1/01

Fidelity Municipal Trust II	Fidelity Michigan Municipal Money Market Fund	7/1/01
	Fidelity Ohio Municipal Money Market Fund	7/1/01
	Fidelity Pennsylvania Municipal Money Market Fund	7/1/01

Fidelity New York Municipal Trust	Spartan New York Municipal Income Fund	7/1/01

Fidelity New York Municipal Trust II	Fidelity New York Municipal Money Market Fund	7/1/01
	Spartan New York Municipal Money Market Fund	7/1/01

Fidelity Puritan Trust	Fidelity Value Discovery Fund	12/4/02

Fidelity Revere Street Trust	Fidelity Municipal Central Cash Fund	7/1/01
	Fidelity Tax-Free Cash Central Fund (1)	1/29/04

Fidelity School Street Trust	Spartan Intermediate Municipal Income Fund	7/1/01

Fidelity Securities Fund	Fidelity Blue Chip Growth Fund	7/1/01
	Fidelity Dividend Growth Fund	7/1/01
	Fidelity Real Estate Income Fund	2/1/03
Fidelity Union Street Trust	Spartan Arizona Municipal Income Fund	7/1/01
	Spartan Maryland Municipal Income Fund	7/1/01

Fidelity Union Street Trust II	Fidelity Municipal Money Market Fund	7/1/01
	Fidelity Arizona Municipal Money Market Fund	7/1/01
	Spartan Municipal Money Fund	7/1/01

Newbury Street Trust	Tax-Exempt Fund - Daily Money Class	7/1/01
	Tax-Exempt Fund - Capital Reserves Class	7/1/01
	Tax-Exempt Fund - Tax Free Money Market Fund	7/1/01

(1) The addition of Fidelity Revere Street Trust: Fidelity Tax-Free Cash Central Fund effective January 29, 2004.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Citibank
Listed on this Appendix "A", on behalf
of each of their respective Portfolios
By: /s/John Costello Name: John Costello Title: Assistant Treasurer		By: /s/Patrick J. Walsh Name: Patrick J. Walsh Title: Managing Director